Exhibit l (iv)

                                     FORM OF


                                  July __, 2008




USAA Mutual Funds Trust
9800 Fredericksburg Road
San Antonio, TX 78288

Gentlemen:

     In connection with your sale to us on July __, 2008, of ten (10) shares each of capital stock representing interests in the Target Retirement Income Fund, Target Retirement 2020 Fund, Target Retirement 2030 Fund, Target Retirement 2040 Fund, and Target Retirement 2050 Fund, we understand that: (i) your sale of the Shares to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and
(ii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the shares or of any interest therein. We hereby agree that we will not sell, assign, or transfer the Shares or any interest therein, except upon repurchase or redemption by the Company, unless and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment, or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

                                      Very truly yours,

                                      USAA INVESTMENT MANAGEMENT COMPANY



                                      By: _______________________________
                                          Christopher W. Claus
                                          President
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                              FORM OF SUBSCRIPTION


                                  July __, 2008




TO:      Board of Trustees
         USAA Mutual Funds Trust
         9800 Fredericksburg Road
         San Antonio, TX 78288


Dear Sirs:

     The undersigned hereby subscribes to 10 shares of the Target Retirement Income Fund, Target Retirement 2020 Fund, Target Retirement 2030 Fund, Target Retirement 2040 Fund, and Target Retirement 2050 Fund series, on July __, 2008, with one cent par value, of USAA Mutual Funds Trust at a price of $10 per share for each Fund and agrees to pay therefore upon demand, cash in the amount of $100 to each of the named Funds.

                                      Very truly yours,

                                      USAA INVESTMENT MANAGEMENT COMPANY



                                      By: _______________________________
                                          Christopher W. Claus
                                          President